Exhibit 16.1
June 29, 2007
United Sates Securities & Exchange Commission
Washington, DC 20549
Re: Peoples Financial Corporation Form S-8 / June 29, 2007 / Part II, Item 3 — Changes in Accountants
     Please be advised that Piltz, Williams, LaRosa & Company and all of its principals and staff agree with the statements made by the registrant in response to Part II, Item 3. There are no disagreements.

Sincerely, Piltz, Williams, LaRosa & Co.
/s/ Stephen P. Theobald, CPA
Stephen P. Theobald, CPA, CVA
Managing Director

cc: Peoples Financial Corporation